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                                                                 Exhibit 10.9.1

                                    LOAN AGREEMENT

    THIS AGREEMENT made and entered into by and between TSI Redfield Laboratories, Inc., an Arkansas corporation, ("Borrower"), and Simmons First National Bank, a national banking association ("Lender"), WITNESSETH:

    WHEREAS, Borrower has applied to Lender for a loan ("Loan") in the amount of $1,050,000.00, to re-finance certain existing indebtedness and to provide permanent financing for certain recently constructed improvements toBorrower's operating facility in Redfield, Arkansas, and Lender has agreed to extend the loan to Borrower upon certain conditions set forth herein.

    NOW, THEREFORE, for and in consideration of the premises and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows, to-wit:

    l. Loan. Lender agrees to lend to Borrower up to the total sum of $1,050,000.00 upon the conditions set forth herein.

    2. Promissory Notes. Borrower will execute two (2) promissory notes to evidence the indebtedness in the amount of $700,000.00 ("Note I") and $350,000.00 ("Note II"). Note I shall bear interest at the rate of ten percent (10%) per annum, be payable in twelve (12) monthly installments, the first eleven (11) of which shall be in the amount of $9,250.55 each and the twelfth
(12th) and final installment in the amount of the outstanding principal and accrued interest and shall contain Lender's customary terms and provisions.
Note II shall bear interest at the rate of ten percent (10%) per annum, be payable in one hundred twenty (120) monthly installments, the first one hundred nineteen (119) of which shall be in the amount of $4,625.28 each and the one-hundred twentieth (120th) and final installment in the amount of the outstanding principal and accrued interest and shall contain Lender's customary terms and provisions.

    3.  Security.  This indebtedness shall be secured by a mortgage
("Mortgage") on certain real property owned by the Borrower in Jefferson County, Arkansas and a security interest in personal property belonging to Borrower as described in that certain Security Agreement of even date here with. In addition, Genzyme Transgenics Corporation ("GTC") and TSI Corporation, affiliates of the Borrower, shall unconditionally guarantee all obligations of the Borrower under all indebtedness of the Borrower to the Lender, including but not limited to the Loan.

    4. Financial Information. Borrower shall cause GTC to deliver to Lender copies of its 10-Q and 10-K reports filed with the Securities and Exchange Commission at the time such reports are so filed. Additionally, Borrower shall furnish to Lender, from time to time, such financial information regarding the operations and conditions of Borrower as may be reasonably requested by Lender.

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    5.  Warranties, Representations and Covenants.  Borrower warrants, represents and covenants with and unto Lender that commencing upon the date hereof and continuing until the repayment in full of all indebtedness evidenced by Note I and Note II:

    (a) Borrower shall remain in existence and in good standing with the State of Arkansas.

    (b) Borrower warrants and represents that there has been no material adverse change in its financial condition since the date of the most recent financial statements delivered to Lender.

    (c) Borrower represents that on the date hereof and continuing through the term of Note I and Note II, that the Borrower shall not: (i) have a receiver appointed for all or any part of its assets; (ii) assign any of its properties for the benefit of creditors; (iii) file any voluntary bankruptcy proceeding or have been the object of any involuntary bankruptcy proceeding; and (iv) have encountered any material adverse change in its financial condition or property ownership.

    (d) Borrower covenants, represents and warrants that to the extent it uses, generates, manufactures, stores or disposes of, on, under or about the property described in the Mortgage ("Property") or transports to or from the Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials (hereinafter "Hazardous Materials"), it will do so only in full compliance with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); and all other statutes and regulations governing, defining or regulating the manner and method of storage, transportation or disposition of Hazardous Materials. Borrower further agrees to indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all liability (i) including foreseeable and unforeseeable consequential damages, directly or indirectly arising out of use, generation, storage or disposition of Hazardous Materials by the Borrower or any operator of the Property during Borrower's ownership thereof, and (ii) including, without limitation, the cost of any required or necessary remediation, repair, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Property, to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous Materials by any person on the Property during Borrower's ownership thereof, and the Borrower's obligations pursuant to this indemnity shall survive satisfaction or discharge of this Loan and the Mortgage, and shall survive, notwithstanding that the alleged liability of the Borrower shall be by reason of any exercise by it of control or dominion over the Property or the activities of the Borrower.

    (f) Neither the Borrower nor any of the guarantors shall engage in or be involved in any transaction, in which the majority ownership of the stock of Borrower or TSI Corporation is acquired by any person, other than any person which owned majority interest in such entity on the date of execution of this Note, without the prior written consent of Lender.

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    6.  Default.  A default by Borrower under the terms of this Agreement shall constitute a default with regard to any and all indebtedness outstanding hereunder and Lender may, at its option, thereupon immediately declare all such indebtedness immediately due and payable, without notice, and may proceed to enforce its rights and exercise its remedies under the Notes and under the security therefor, together with any other rights and remedies Lender may have at law or in equity.

    7. Continuing Agreement. This Loan Agreement shall remain in effect throughout the term of this loan and any promissory note or notes executed pursuant hereto, and any extensions or renewals of this loan and shall apply to all indebtedness of Borrower to Lender arising under this loan, even if in excess of $1,050,000.00, the original principal amount.

    IN WITNESS WHEREOF, the parties have hereunto placed their hands and seals and caused this instrument to be executed this 27th day of June, 1997.



                        TSI REDFIELD LABORATORIES, INC..


                        By  /s/ John B. Green
                            ---------------------------------
                                John B. Green, Treasurer




                        SIMMONS FIRST NATIONAL BANK


                        By: /s/ John W. Kelly
                            ---------------------------------
                           Title: Vice President







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